EXHIBIT 99.1

Solar Senior Capital Ltd. Announces Quarter Ended June 30, 2019 Financial Results; Declares Monthly Distribution of $0.1175 Per Share for August 2019

NEW YORK, Aug. 05, 2019 (GLOBE NEWSWIRE) -- Solar Senior Capital Ltd. (NASDAQ: SUNS) (the “Company” “Solar Senior” or “SUNS”), today reported net investment income of $5.7 million, or $0.35 per average share, for the quarter ended June 30, 2019.

At June 30, 2019, net asset value (NAV) was $16.34 per share.

The Company’s Board of Directors declared a monthly distribution for August of $0.1175 per share payable on August 30, 2019 to stockholders of record on August 22, 2019. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:
At June 30, 2019:

Comprehensive Investment portfolio* fair value: $651.6 million
Number of portfolio companies*: 232
Net assets: $262.1 million
Net asset value per share: $16.34

Comprehensive Portfolio Activity** for the Quarter Ended June 30, 2019

Investments made during the quarter: $87.2 million
Investments prepaid or sold during the quarter: $29.0 million

Operating Results for the Quarter Ended June 30, 2019

Net investment income: $5.7 million
Net investment income per share: $0.35
Net realized and unrealized loss: $1.1 million
Net increase in net assets from operations: $4.6 million
Earnings per share: $0.29

* The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.’s investment portfolio, Gemino Healthcare Finance’s (“Gemino”) full portfolio and North Mill Holdco LLC’s (“North Mill”) full portfolio, and excludes the Company’s fair value of its equity interest in Gemino and North Mill.
** Comprehensive Portfolio Activity includes gross originations/repayments through Gemino and North Mill attributable to the Company.

“We are pleased to announce that at the end of the second quarter, North Mill acquired Summit Financial Resources, a leading provider of asset-based lending and factoring services across the US, with a strong West Coast footprint. The acquisition, which is highly complementary to North Mill’s existing platform, drove our second quarter portfolio growth and the resulting increase in our exposure to asset-based loans to approximately 43% of our comprehensive portfolio,” said Michael Gross, Co-CEO of Solar Senior Capital Ltd.

“Given our continued focus on asset-based and cash flow investments in defensive, non-cyclical industries, and our 98% exposure to first lien risk, we believe SUNS is positioned to perform well through economic cycles,” said Bruce Spohler, Co-CEO of Solar Senior Capital Ltd.

Conference Call and Webcast
The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Tuesday, August 6, 2019. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 4849623 when prompted. A telephone replay will be available until August 20, 2019 and can be accessed by dialing (855) 859-2056 and using the passcode 4849623. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the quarter ended June 30, 2019, Solar Senior Capital had total originations of $87.2 million and repayments of $29.0 million across the Company’s core businesses comprised of senior secured cash flow, traditional asset-based lending and healthcare asset-based lending, resulting in net originations of $58.2 million to the comprehensive portfolio.

Originations for the quarter ended June 30, 2019 include an approximately $40 million portfolio acquisition of Summit Financial Resources by North Mill. In conjunction with the transaction, the team who originated these loans has joined North Mill, providing North Mill with a broader geographic footprint, particularly on the U.S. West Coast. Additionally, the acquisition enhances North Mill’s factoring capabilities.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended June 30, 2019 was as follows:

Total Portfolio Activity(1) – Q2 2019 (in millions)
Asset Classes	Cash Flow Loans	Asset-based Loans North Mill	Asset-based Healthcare Loans Gemino	Total Portfolio Activity
Originations	$18.8	$56.4	$12.0	$87.2
Repayments / Amortization	$11.8	$9.4	$7.8	$29.0
Net Portfolio Activity	$7.0	$47.0	$4.2	$58.2
  Total Portfolio Activity includes gross originations/repayments across each business unit.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at June 30, 2019 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset-level Yield
	($mm)%
First Lien Senior Secured Loans
Cash Flow 1st Lien Senior Secured Loans	$359.4	55.1%	7.9%[5]
Traditional Asset-Based 1st Lien Senior Secured Loans(1) (North Mill)	$159.7	24.5%	13.5%[6]
Healthcare Asset-Based 1st Lien Senior Secured Loans(2) (Gemino)	$119.1	18.3%	12.3%[6]
Total First Lien Senior Secured Loans	$638.2	97.9%
Cash Flow 2nd Lien Senior Secured Loans	$10.2	1.6%
Total Senior Secured Loans	$648.4	99.5%	10.1%
Equity and Equity-like Securities(3)	$3.2	0.5%
Total Comprehensive Investment Portfolio	$651.6	100%
Floating Rate Investments(4)	$626.6	96.6%
  Includes North Mill’s full portfolio, all of which are 1st lien senior secured loans.
  Includes Gemino’s full portfolio, all of which are 1st lien senior secured loans.
  Excludes the Company’s equity investments in North Mill and Gemino, which distribute quarterly dividends to the Company.
  Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio.
  Represents the yield to maturity based on fair market value at June 30, 2019.
  Represents total interest and fee income for the three month period ending on June 30, 2019 against the average portfolio over the same fiscal period, annualized.

The Comprehensive Investment Portfolio is diversified across approximately 232 unique borrowers with average issuer exposure of $2.8 million, or 0.4% of the comprehensive portfolio at June 30, 2019.

The Comprehensive Investment Portfolio is invested 97.9% in first lien senior secured cash flow and asset-based loans and 1.6% in second lien senior secured cash flow loans.

Solar Senior Capital Ltd. Portfolio

Asset Quality

At June 30, 2019, approximately 98.5% of Solar Senior’s portfolio on a cost basis was performing.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of June 30, 2019, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$74.5	15.7%
2	$379.4	80.0%
3	$20.3	4.3%
4	$0.1	0.0%

Solar Senior Capital Ltd.’s Results of Operations for the Quarter Ended June 30, 2019 compared to the Quarter Ended June 30, 2018:

Investment Income

For the quarters ended June 30, 2019 and 2018, gross investment income totaled $10.0 million and $9.5 million, respectively. The increase in gross investment income was primarily due to average portfolio growth.

Our gross investment income by business unit is broken out below.

Investment Income Contribution by Business Unit(1) (in millions)
For the Quarter Ended:	Cash Flow Lending	Asset-based Lending (North Mill)	Asset-based Healthcare Lending (Gemino)	Total
June 30, 2019	$7.7	$1.4	$0.9	$10.0
% Contribution	77.0%	14.0%	9.0%	100.0%
  Investment Income Contribution by Business Unit includes interest income/fees from cash flow loans on balance sheet and distributions from North Mill and Gemino.

Expenses

Net expenses totaled $4.4 million and $3.8 million, respectively, for the quarters ended June 30, 2019 and 2018. For the fiscal quarters ended June 30, 2019 and June 30, 2018, $0.5 million and $0.4 million, respectively, of performance-based incentive fees and $0.5 million and $0.0 million, respectively of management fees were voluntarily waived by the Company’s investment manager.

Net Investment Income

Net investment income totaled $5.7 million and $5.7 million, or $0.35 and $0.35 per average share, respectively, for the quarters ended June 30, 2019 and 2018.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the quarters ended June 30, 2019 and 2018 totaled approximately $1.1 million and $0.1 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the quarters ended June 30, 2019 and 2018, the Company had a net increase in net assets resulting from operations of $4.6 million and $5.5 million, respectively. For the quarters ended June 30, 2019 and 2018, earnings per average share were $0.29 and $0.34, respectively.

Liquidity and Capital Resources

As of June 30, 2019, the Company had a total of approximately $81 million of unused borrowing capacity under the Company’s revolving credit facilities, subject to borrowing base limits. When including North Mill and Gemino non-recourse credit facilities, the Company had approximately $157 million of unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits at June 30, 2019.

During the quarter ended June 30, 2019, Gemino refinanced its credit facility via a new, four-year $125 million credit facility.

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	June 30, 2019 (unaudited)	December 31, 2018
Assets
Investments at fair value:
Companies less than 5% owned (cost: $378,883 and $355,354, respectively)	$368,069	$348,211
Companies 5% to 25% owned (cost: $3,683 and $3,524, respectively)	4,729	2,350
Companies more than 25% owned (cost: $98,439 and $98,439, respectively)	101,450	99,550
Cash	6,495	4,875
Cash equivalents (cost: $174,552 and $0, respectively)	174,552	—
Interest receivable	1,534	2,141
Dividends receivable	1,893	1,893
Receivable for investments sold	78	87
Prepaid expenses and other assets	293	188

Total assets	$659,093	$459,295

Liabilities
Payable for investments and cash equivalents purchased	$174,552	$22,805
Credit facility ($162,800 and $119,200 face amounts, respectively, reported net of unamortized debt issuance costs of $1,475 and $1,662, respectively.)	161,325	117,538
FLLP 2015-1, LLC revolving credit facility (the “FLLP Facility”) ($56,452 and $51,371 face amounts, respectively, reported net of unamortized debt issuance costs of $732 and $0, respectively.)	55,720	51,371
Distributions payable	1,885	1,885
Management fee payable	744	1,189
Performance-based incentive fee payable	—	106
Interest payable	1,360	1,260
Administrative services expense payable	429	923
Other liabilities and accrued expenses	969	826

Total liabilities	$396,984	$197,903

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 16,043,735 and 16,040,485 issued and outstanding, respectively	$160	$160
Paid-in capital in excess of par	288,844	288,789
Accumulated distributable net loss	(26,895)	(27,557)

Total net assets	$262,109	$261,392

Net Asset Value Per Share	$16.34	$16.30

SOLAR SENIOR CAPITAL LTD. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (in thousands, except share amounts)

	Three months ended

	June 30, 2019	June 30, 2018
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$7,674	$6,012
Companies 5% to 25% owned	20	90
Dividends:
Companies more than 25% owned	2,265	3,250
Other income:
Companies less than 5% owned	22	78
Companies 5% to 25% owned	27	23
Companies more than 25% owned	—	18

Total investment income	10,008	9,471

EXPENSES:
Management fees	$1,203	$1,145
Performance-based incentive fees	525	491
Interest and other credit facility expenses	2,789	1,806
Administrative services expense	400	387
Other general and administrative expenses	419	425
Total expenses	5,336	4,254
Management fees waived	(459)	—
Performance-based incentive fees waived	(525)	(437)
Net expenses	4,352	3,817
Net investment income	$5,656	$5,654

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain (loss) on investments and cash equivalents (companies less than 5% owned)	$108	$(5,244)

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(2,468)	3,948
Companies 5% to 25% owned	1,940	166
Companies more than 25% owned	(650)	995
Net change in unrealized gain (loss) on investments and cash equivalents	(1,178)	5,109
Net realized and unrealized loss on investments and cash equivalents	(1,070)	(135)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$4,586	$5,519
EARNINGS PER SHARE	$0.29	$0.34

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770